Exhibit 99.1

March 14, 2023

COMPANY CONTACT
FutureFuel Corp.
Tom McKinlay
(314) 854-8352 www.futurefuelcorporation.com

FutureFuel Releases 2022 Results

Reports Net Income of $15.2 Million or $0.35 per Diluted Share, and Adjusted EBITDA of $52.5 Million

CLAYTON, Mo. (March 14, 2023) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the fourth quarter and year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights (all comparisons are with the fourth quarter of 2021)

●	Revenues were $117.8 million, up 10% from $107.1 million.
●	Net income decreased to $14.9 million, or $0.34 per diluted share, from $22.3 million, or $0.51 per diluted share.
●	Adjusted EBITDA* was $16.9 million, down 35% from $25.9 million.

2022 Financial Highlights (all comparisons are with the year ended December 31, 2021)

●	Revenues were $396.0 million, up 23% from $321.4 million.
●	Net income decreased to $15.2 million, or $0.35 per diluted share, from $26.3 million, or $0.60 per diluted share.
●	Adjusted EBITDA* was $52.5 million, up 55% from $33.8 million.

[*A non-GAAP financial measure.  See "Non-GAAP Financial Measures" for a description of the measure.]

“The results for the financial year 2022 reflect positive developments within our chemical segment which were unfortunately offset by negative external factors impacting our biodiesel segment.

In our Chemical segment, we experienced positive results particularly due to strong prices for our glycerin and growth of higher value products in our production mix. In addition, three new products from both new and existing customers were trialled in our plant which had a further positive impact during the fourth quarter.

The results for the biodiesel segment were severely impacted by low volumes in the first half of the year and unprecedented volatility in the heating oil futures market in Q2 which resulted in a basis risk loss of $10.5 million.  In contrast, the fourth quarter showed very positive contributions when the plant operated at full capacity and good margins were achieved.” said Tom McKinlay, Chief Executive Officer for FutureFuel Corp.

2023 Regular Cash Dividends

FutureFuel declared a regular quarterly cash dividend in the amount of $0.06 per share on our common stock in the fourth quarter of 2022.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures (see "Non-GAAP Financial Measures" for additional information), include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three months ended December 31:
			Dollar	%
	2022	2021	Change	Change
Revenues	$117,816	$107,070	$10,746	10%
Income from operations	$11,778	$23,132	$(11,354)	(49%)
Net income	$14,933	$22,345	$(7,412)	(33%)
Earnings per common share:
Basic	$0.34	$0.51	$(0.17)	(33%)
Diluted	$0.34	$0.51	$(0.17)	(33%)
Adjusted EBITDA	$16,853	$25,861	$(9,008)	(35%)

	Twelve months ended December 31:
			Dollar	%
	2022	2021	Change	Change
Revenues	$396,014	$321,386	$74,628	23%
Income from operations	$17,546	$12,898	$4,648	36%
Net income	$15,211	$26,255	$(11,044)	(42%)
Earnings per common share:
Basic	$0.35	$0.60	$(0.25)	(42%)
Diluted	$0.35	$0.60	$(0.25)	(42%)
Adjusted EBITDA	$52,466	$33,848	$18,618	55%

Consolidated Financial Results Q4 2022 versus Q4 2021

Fourth quarter revenue increased 10% or $10,746 primarily from higher average selling prices of biodiesel and glycerin products in the biofuel segment. Chemical sales revenue also rose 2% over the prior year quarter.

Income from operations decreased $11,354 primarily from rising feedstock prices which compressed margins in the biofuel segment and from higher inflationary costs in energy and labor.

Net income was $14,933 or $0.34 per diluted share for fourth quarter 2022 as compared with $22,345 or $0.51 per diluted share for fourth quarter 2021 for the same reasons described above.

Consolidated Financial Results 2022 versus 2021

Consolidated sales revenue increased $74,628 in 2022 compared to 2021. This increase primarily resulted from higher average selling prices in the biofuel segment and, to a lesser extent, in the chemical segment.  This increase was reduced in part by lower sales volumes primarily in the biofuels segment and, to a lesser extent, in the chemicals segment.

Gross profit increased $5,456. This increase was mainly attributable to improved margins in the chemical segment and the unfavorable impact in the prior year from the significantly atypical natural gas prices incurred in February 2021 from Winter Storm Uri.  Partially reducing this improvement in gross profit was the unfavorable change in the realized and unrealized activity of derivative instruments which resulted in a reduction of gross profit in 2021 by $10,377, as compared to a reduction in gross profit of $24,360 in 2022. This comparative unfavorable change was primarily from the unprecedented volatility in the NYMEX Heating Oil contract experienced in 2022.

FutureFuel reported net income of $15,211, or $0.35 per diluted share for 2022, compared with net income of $26,255, or $0.60 per diluted share for 2021.

Capital Expenditures

Capital expenditures were $4,778 in 2022, compared with $1,456 in 2021.

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $212,766 as of December 31, 2022, compared with $184,711 as of December 31, 2021.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time-to-time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2022 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$175,640	$137,521
Accounts receivable, inclusive of the blenders' tax credit of $8,970 and $8,232 and net of allowances for bad debt of $48 and $67, respectively	26,204	29,374
Inventory	26,761	26,920
Marketable securities	37,126	47,190
Other current assets	8,045	14,828
Total current assets	273,776	255,833
Property, plant and equipment, net	76,941	82,901
Other assets	5,252	5,596
Total noncurrent assets	82,193	88,497
Total Assets	$355,969	$344,330
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $890 and $890, respectively	$36,345	$22,823
Dividends payable	10,503	-
Other current liabilities	9,250	12,233
Total current liabilities	56,098	35,056
Deferred revenue – long-term	15,079	16,755
Other noncurrent liabilities	1,792	3,591
Total noncurrent liabilities	16,871	20,346
Total liabilities	72,969	55,402
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,763,243 and 43,763,243 issued and outstanding as of December 31, 2022 and 2021	4	4
Accumulated other comprehensive (loss) income	(1)	178
Additional paid in capital	282,489	282,443
Retained earnings	508	6,303
Total Stockholders’ Equity	283,000	288,928
Total Liabilities and Stockholders’ Equity	$355,969	$344,330

FutureFuel Corp.

Condensed Consolidated Statements of Income and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31:
	2022	2021
Revenue	$117,816	$107,070
Cost of goods sold and distribution	102,630	80,946
Gross profit	15,186	26,124
Selling, general, and administrative expenses	2,394	1,894
Research and development expenses	1,014	1,098
	3,408	2,992
Income from operations	11,778	23,132
Interest and dividend income	2,249	670
(Loss) gain on marketable securities	(590)	122
Other (expense) income	(32)	133
Other income	1,627	925
Income before income taxes	13,405	24,057
Income tax (benefit) provision	(1,528)	1,712
Net income	$14,933	$22,345

Earnings per common share
Basic	$0.34	$0.51
Diluted	$0.34	$0.51
Weighted average shares outstanding
Basic	43,763,243	43,763,243
Diluted	43,764,227	43,763,243

Comprehensive income
Net income	$14,933	$22,345
Other comprehensive (loss) income from unrealized net gains on available-for-sale securities	(8)	29
Income tax effect	2	(6)
Total unrealized (losses) gains, net of tax	(6)	23
Comprehensive income	$14,927	$22,368

FutureFuel Corp.

Condensed Consolidated Statements of Income and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Twelve months ended December 31:
	2022	2021
Revenue	$396,014	$321,386
Cost of goods sold and distribution	367,021	297,849
Gross profit	28,993	23,537
Selling, general, and administrative expenses	8,032	7,155
Research and development expenses	3,415	3,484
	11,447	10,639
Income from operations	17,546	12,898
Interest and dividend income	4,870	3,119
Loss on marketable securities	(8,546)	(70)
Other expense	(132)	(17)
Other (expense) income	(3,808)	3,032
Income before income taxes	13,738	15,930
Income tax benefit	(1,473)	(10,325)
Net income	$15,211	$26,255

Earnings per common share
Basic	$0.35	$0.60
Diluted	$0.35	$0.60
Weighted average shares outstanding
Basic	43,763,243	43,756,065
Diluted	43,763,489	43,756,113

Comprehensive income
Net income	$15,211	$26,255
Other comprehensive loss from unrealized net losses on available-for-sale securities	(227)	(38)
Income tax effect	48	8
Total unrealized losses, net of tax	(179)	(30)
Comprehensive income	$15,032	$26,225

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2021 and 2020

(Dollars in thousands)

(Unaudited)

	2022	2021
Cash flows from operating activities
Net income	$15,211	$26,255
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,454	10,452
Amortization of deferred financing costs	95	95
Benefit for deferred income taxes	(1,822)	(10,454)
Change in fair value of equity securities	8,297	904
Change in fair value of derivative instruments	(343)	609
Loss (gain) on the sale of investments	248	(834)
Stock based compensation	46	-
Loss on disposal of property and equipment	64	11
Impairment of intangible asset	-	1,315
Noncash interest expense	33	32
Changes in operating assets and liabilities:
Accounts receivable	3,118	(7,929)
Accounts receivable – related parties	52	1,368
Inventory	162	6,969
Income tax receivable	7,801	7,908
Prepaid expenses	(106)	379
Prepaid expenses – related party	(8)	(4)
Other assets	799	732
Accounts payable	13,790	2,095
Accounts payable – related parties	(112)	6,927
Accrued expenses and other current liabilities	(948)	870
Accrued expenses and other current liabilities – related parties	-	1
Deferred revenue	(4,055)	(2,931)
Other noncurrent liabilities	(325)	(686)
Net cash provided by operating activities	52,541	44,084
Cash flows from investing activities
Collateralization of derivative instruments	(404)	(750)
Purchase of marketable securities	-	(23,546)
Proceeds from the sale of marketable securities	1,292	40,652
Proceeds from the sale of property and equipment	61	-
Proceeds from the sale of intangible asset	-	93
Capital expenditures	(4,778)	(1,456)
Net cash provided by investing activities	(3,829)	14,993
Cash flows from financing activities
Proceeds from the issuance of stock	-	231
Minimum tax withholding on stock options exercised	-	(3)
Payment of dividends	(10,503)	(119,906)
Net cash used in financing activities	(10,503)	119,678
Net change in cash and cash equivalents	38,119	(60,601)
Cash and cash equivalents at beginning of period	137,521	198,122
Cash and cash equivalents at end of period	$175,640	$137,521

Cash paid for interest	$3	$47
Cash paid for income taxes	$69	$83
Noncash investing and financing activities:
Noncash capital expenditures	$208	$364
Noncash operating leases	$707	$269
Noncash items incurred for dividends	$10,503	$-

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended December 31:		Twelve months ended December 31:
	2022	2021	2022	2021
Net income	$14,933	$22,345	$15,211	$26,255
Depreciation	2,604	2,565	10,454	10,452
Non-cash stock-based compensation	-	-	46	-
Interest and dividend income	(2,249)	(670)	(4,870)	(3,119)
Non-cash interest expense and amortization of deferred financing costs	56	31	128	127
Loss on disposal of property and equipment	4	-	64	11
Loss on derivative instruments	2,443	-	24,360	10,377
Loss (gain) on marketable securities	590	(122)	8,546	70
Income tax (benefit) provision	(1,528)	1,712	(1,473)	(10,325)
Adjusted EBITDA	$16,853	$25,861	$52,466	$33,848

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Twelve months ended December 31:
	2022	2021
Net cash provided by operating activities	$52,451	$44,084
Benefit for deferred income taxes	1,822	10,454
Interest and dividend income	(4,870)	(3,119)
Income tax provision	(1,473)	(10,325)
Loss on derivative instruments	24,360	10,377
Change in fair value of derivative instruments	343	(609)
Changes in operating assets and liabilities, net	(20,168)	(15,699)
Other non-operating income	1	-
Impairment of intangible asset	-	(1,315)
Adjusted EBITDA	$52,466	$33,848

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three months ended December 31:		Twelve months ended December 31:
	2022	2021	2022	2021
Revenue
Custom chemicals	$14,709	$15,020	$58,737	$50,675
Performance chemicals	4,923	4,174	22,156	16,867
Chemicals revenue	$19,632	$19,194	$80,893	$67,542
Biofuels revenue	98,184	87,876	315,121	253,844
Total Revenue	$117,816	$107,070	$396,014	$321,386

Segment gross profit
Chemicals	$7,669	$5,881	$25,645	$13,970
Biofuels	7,517	20,243	3,348	9,567
Total gross profit	$15,186	$26,124	$28,993	$23,537

Depreciation is allocated to segment cost of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

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